NOTICE OF WITHDRAWAL OF TENDER

REGARDING CLASS A SHARES AND CLASS I SHARES IN THE
NORTH SQUARE EVANSTON MULTI-ALPHA FUND
(formerly, Evanston Alternative Opportunities Fund)

TENDERED PURSUANT TO THE OFFER TO REPURCHASE

DATED SEPTEMBER 27, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON OCTOBER 25, 2024,

AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

NORTH SQUARE EVANSTON MULTI-ALPHA FUND BY

11:59 PM, EASTERN TIME, ON OCTOBER 25, 2024,

UNLESS THE OFFER IS EXTENDED.

Complete this form only if you would like to rescind your previous Tender Request

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN TO:

Regular Mail

North Square Evanston Multi-Alpha Fund

c/o Ultimus Fund Solutions, LLC

P.O. Box 541150

Omaha, NE 68154

Overnight Courier

North Square Evanston Multi-Alpha Fund

c/o Ultimus Fund Solutions, LLC

4221 N. 203rd Street, Suite 100

Elkhorn, NE 68022

Fax

(402) 963-9094

For Additional Information:

Phone: (312) 857-7025

(Attn: Sarah Van Dorpe)

Complete this form only if you would like to rescind your previous Tender Request

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in North Square Evanston Multi-Alpha Fund (formerly, Evanston Alternative Opportunities Fund) (the “Fund”) for repurchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund dated September 27, 2024 (the “Letter of Transmittal”).

Such tender was in the amount of:

☐ All of the undersigned’s shares.

☐ That amount of the undersigned’s shares having the following dollar value:

Class A Shares: $___________ Class I Shares: $___________

☐ That number of the undersigned’s shares equal to:

Class A Shares: __________ Class I Shares: __________

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

☐ NONE of the undersigned’s shares will be repurchased by the Fund.

☐ SOME of the undersigned’s shares will be repurchased by the Fund and the dollar value of those shares still to be repurchased by the Fund is:

Class A Shares: $___________* Class I Shares: $___________*

☐ SOME of the undersigned’s shares will be repurchased by the Fund and the number of those shares still to be repurchased by the Fund is:

Class A Shares: ___________* Class I Shares: ___________*

*NOTE: This option may be used only to decrease the dollar value or number of the shares to be repurchased by the Fund. If an increase in the dollar value or number of the shares to be repurchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s Class A Shares and/or Class I Shares in the Fund (as indicated above) previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.

Account Number: _________________________

PLEASE BE SURE TO COMPLETE THE SIGNATURE PAGE OF THIS FORM.

SIGNATURE(S)

If held jointly, all joint holders must execute this signature page.

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON INVESTOR APPLICATION FORM FOR PURCHASE OF SHARES)	Joint Owner Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON INVESTOR APPLICATION FORM FOR PURCHASE OF SHARES)

Print Name of Shareholder	Print Name of Shareholder

Print Name and Title	Print Name and Title

Date: ______________	Date: ______________

Custodian Signature
Custodian Print Name
Custodian Title
Date: __________